Exhibit 99.5


                                     PROXY
                              LA QUINTA INNS, INC.
                SPECIAL MEETING OF SHAREHOLDERS ON JUNE 18, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Gary L. Mead, John F. Schmutz and William S. McCalmont and each of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution, to vote and act as proxy with respect to all shares of common stock of La Quinta Inns, Inc. (the "Company") standing in the name of the undersigned on the books of the Company at the close of business on April 22, 1998, at the Special Meeting of Shareholders to be held at 9:00 a.m. on June 18, 1998 at La Quinta Inns, Inc., 112 E. Pecan Street, Third Floor Conference Room, San Antonio, Texas, or any adjournment or postponement thereof, upon the following proposal described in the accompanying Joint Proxy Statement/Prospectus dated May 18, 1998.

     THE POWERS HEREBY GRANTED MAY BE EXERCISED BY ANY OF SAID ATTORNEYS OR PROXIES OR THEIR SUBSTITUTES PRESENT AND ACTING AT THE SPECIAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF OR, IF ONLY ONE BE PRESENT AND ACTING, THEN BY THAT ONE. THE UNDERSIGNED HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT SAID MEETING.



                   Continued and to be signed on reverse side

[X}  Please mark votes as in
     this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.


1. PROPOSAL to approve and adopt the Agreement and Plan of Merger, as amended (the "Merger Agreement"), pursuant to which, among other things, La Quinta Inns, Inc. will merge with and into Meditrust Corporation.
   FOR  [ ]      AGAINST  [ ]     ABSTAIN  [ ]

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournments or postponements thereof.

                                   The undersigned hereby acknowledges receipt of the accompanying Notice of Special Meeting of Shareholders dated May 18, 1998 and the Joint Proxy Statement/Prospectus.

                                   This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR adoption of the Proposal listed above.

                                   MARK HERE IF YOU PLAN TO ATTEND THE
                                   MEETING                                  [ ]

                                   MARK HERE FOR COMMENTS/ADDRESS CHANGE
                                   AND NOTE AT LEFT                         [ ]

                                   IMPORTANT: Please sign proxy as name
                                   appears. Joint owners should each sign
                                   personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.


Signature: ______________ Date: _______  Signature:______________ Date: _______